EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-149190), Registration Statement on Form S-3/A (No. 333-148509) and Registration Statement on Form S-3ASR (No. 333-147322) of BreitBurn Energy Partners L.P. of our report dated March 17, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Los Angeles, California March 17, 2008